   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1997
                                                Registration No. 333-__________
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------
                       PIONEER NATURAL RESOURCES COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                                       75-2702753
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)


                           1400 WILLIAMS SQUARE WEST
                         5205 NORTH O'CONNOR BOULEVARD
                              IRVING, TEXAS 75039
          (Address of principal executive offices, including zip code)

                               -----------------

                PIONEER NATURAL RESOURCES COMPANY STOCK OPTIONS

          PARKER & PARSLEY PETROLEUM COMPANY LONG-TERM INCENTIVE PLAN

                            (Full title of the plan)

                                MARK L. WITHROW
                           1400 WILLIAMS SQUARE WEST
                         5205 NORTH O'CONNOR BOULEVARD
                              IRVING, TEXAS 75039
                                 (972) 444-9001
           (Name, address and telephone number of agent for service)

                                    copy to:
                               ROBERT L. KIMBALL
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700


                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                                      Proposed
        Title of securities            Amount to be         Proposed maximum     maximum aggregate        Amount of
         to be registered               registered       offering price per unit* offering price*     registration fee
- -----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share...................   1,328,061 shares            $39.62             $52,617,777            $15,945
- -----------------------------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices of the Common Stock reported on The New York Stock Exchange on August 29, 1997.


===============================================================================

                                EXPLANATORY NOTE

         On August 7, 1997, MESA Inc., a Texas corporation ("Mesa"), merged with and into the Registrant (the "Merger") pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of April 6,
1997, by and among the Registrant, Mesa, MESA Operating Co., a Delaware corporation and a direct wholly-owned subsidiary of Mesa, and Parker & Parsley Petroleum Company, a Delaware corporation ("Parker & Parsley"). Pursuant to the terms of the Merger Agreement, (a) the Registrant assumed each outstanding option to purchase common stock, par value $.01 per share, of Parker & Parsley ("Parker & Parsley Common Stock") granted under the Parker & Parsley Petroleum Company Long-Term Incentive Plan (the "Plan"), and (b) the assumed options became exercisable for common stock, par value $.01 per share, of the Registrant ("Pioneer Common Stock") at the rate of one share of Pioneer Common Stock for each share of Parker & Parsley Common Stock. The Registrant is filling this Registration Statement on Form S-8 to reflect the assumption by the Registrant of each such option to purchase Parker & Parsley Common Stock and the conversion of the options for Parker & Parsley Common Stock into options for Pioneer Common Stock in the Merger.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission by Pioneer Natural Resources Company, a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

         (a) The Company's Registration Statement on Form S-4 (File No. 333-26951) dated June 27, 1997;

         (b)  The Company's Current Report on Form 8-K dated August 7, 1997;
              and

         (c) The description of the Company's Common Stock, $0.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on August 8, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Pioneer Natural Resources Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039,
Attention: Secretary, (972) 444-9001.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Twelfth of the Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful.

         With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorney's fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Twelfth of the Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

         The preceding discussion of the Company's Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Company's Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

         The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1   --   Parker & Parsley Petroleum Company Long-Term Incentive Plan
                    (filed as Exhibit No. 4.1 to Parker & Parsley's
                    Registration Statement on Form S-8, File No. 33- 38971 and incorporated herein by reference).

         5.1   --   Opinion of Vinson & Elkins L.L.P.

         23.1  --   Consent of KPMG Peat Marwick LLP

         23.2  --   Consent of Arthur Andersen LLP

         23.3  --   Consent of Coopers & Lybrand L.L.P.

         23.4  --   Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto)

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 8th day of 1997.

                       PIONEER NATURAL RESOURCES COMPANY


                       By:             /s/ Scott D. Sheffield
                          ----------------------------------------------------
                                         Scott D. Sheffield
                                President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                                       Capacity                          Date
          ---------                                       --------                          ----
       /s/ Scott D. Sheffield              President, Chief Executive Officer and   September 8, 1997
- --------------------------------------                  Director
         Scott D. Sheffield                    (Principal Executive Officer)

       /s/ M. Garrett Smith                  Senior Vice President--Finance and     September 8, 1997
- --------------------------------------              Assistant Secretary
         M. Garrett Smith                    (Principal Financial Officer and
                                               Principal Accounting Officer)

         /s/ I. Jon Brumley                       Chairman of the Board             September 8, 1997
- --------------------------------------
          I. Jon Brumley

      /s/ R. Hartwell Gardner                           Director                    September 8, 1997
- --------------------------------------
        R. Hartwell Gardner

       /s/ John S. Herrington                           Director                    September 8, 1997
- --------------------------------------
        John S. Herrington

       /s/ Kenneth A. Hersh                             Director                    September 8, 1997
- --------------------------------------
         Kenneth A. Hersh

       /s/ James L. Houghton                            Director                    September 8, 1997
- --------------------------------------
        James L. Houghton

        /s/ Jerry P. Jones                              Director                    September 8, 1997
- --------------------------------------
          Jerry P. Jones

       /s/ T. Boone Pickens                             Director                    September 8, 1997
- --------------------------------------
        T. Boone Pickens

     /s/ Richard E. Rainwater                           Director                    September 8, 1997
- --------------------------------------
      Richard E. Rainwater

     /s/ Charles E. Ramsey, Jr.                         Director                    September 8, 1997
- --------------------------------------
      Charles E. Ramsey, Jr.

       /s/ Arthur L. Smith                              Director                    September 8, 1997
- --------------------------------------
         Arthur L. Smith

      /s/ Philip B. Smith                               Director                    September 8, 1997
- --------------------------------------
        Philip B. Smith

     /s/ Robert L. Stillwell                            Director                    September 8, 1997
- --------------------------------------
       Robert L. Stillwell

     /s/ Michael D. Wortley                             Director                    September 8, 1997
- --------------------------------------
       Michael D. Wortley

                                 EXHIBIT INDEX


        Exhibit           Description of Exhibit
        -------           ----------------------
         4.1   --   Parker & Parsley Petroleum Company Long-Term Incentive Plan
                    (filed as Exhibit No. 4.1 to Parker & Parsley's
                    Registration Statement on Form S-8, File No. 33- 38971 and
                    incorporated herein by reference).

         5.1   --   Opinion of Vinson & Elkins L.L.P.

         23.1  --   Consent of KPMG Peat Marwick LLP

         23.2  --   Consent of Arthur Andersen LLP

         23.3  --   Consent of Coopers & Lybrand L.L.P.

         23.4  --   Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto)
